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                                                                    EXHIBIT 3.31


                            ARTICLES OF INCORPORATION

                                       OF

                  EMERGENCY PROFESSIONAL SERVICES OF OHIO, INC.

                  The undersigned, being a natural person, duly licensed or otherwise legally authorized to render a professional service within the State of Ohio, and acting as the incorporator, does hereby adopt the following articles of incorporation for the purpose of forming a professional corporation pursuant to the provisions of Chapter 1785 of the Revised Code of Ohio, as amended and implemented, and the provisions of Chapter 1701 of the Revised Code of Ohio, as amended and implemented, hereinafter sometimes referred to as the "General Corporation Law":

                  FIRST: The name of the corporation (hereinafter called the "corporation") is Emergency Professional Services of Ohio, Inc.

                  SECOND: The place in the State of Ohio where the principal office of the corporation is to be located is the City of Cleveland, County of Cayahuga.

                  THIRD: The purposes for which the corporation is formed, which shall be in addition to the purpose to engage in any lawful act or activity for which corporations may be formed under sections 1701.01 to 1701.98 inclusive of the Revised Code of Ohio, is to render the professional services which may be rendered by physicians and surgeons and by doctors of medicine.

                  FOURTH: The authorized number of shares of the corporation is 500, each of which is of a par value of $.01 and is of the same class as each other share and is to be a common share.

                  FIFTH: The minimum amount of stated capital with which the corporation will begin business is Five Hundred Dollars.

                  SIXTH: No holder of any (illegible) subscribe for any unissued shares of any class or any additional shares of any class to be issued by reason of any increase of the authorized number of shares of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into shares of the corporation or carrying any right to purchase shares of any class, but any such unissued shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                  SEVENTH: 1. Notwithstanding any provision in the General Corporation Law requiring for any purpose the vote, consent, waiver, or release of the holders of a designated greater proportion (but less than all) of the shares of any particular class or of each class, if the
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shares are classified, the vote, consent, waiver, or release of the holders of at least a majority of the voting power or of at least a majority of the shares entitled to vote, as the case may be, of such particular class or of each class, if the shares are classified, shall be required in lieu of any such designated greater proportion otherwise required by any provision of said General Corporation law.

                  2. Whenever the General Corporation Law shall fail to prescribe a designated proportion of voting power required for any purpose, the vote, consent, waiver, or release of at least a majority of the voting power represented at a meeting of shareholders at which a quorum is present shall be sufficient for any such purpose; and at any such meeting the shareholders entitled to exercise at least a majority of the voting power relating to any such purpose shall constitute a quorum.

                  3. The corporation shall have the power, without the approval, which might otherwise be required, of any of its shareholders, to repurchase any of its shares if and when any shareholder, on the happening of any event is required to sell such shares, and shall have the power, without the approval of any of its shareholders, to purchase any of its issued shares to the fullest extent permitted by Section 1701.35 of the General Corporation Law.

                  EIGHTH: The corporation shall, to the fullest extent permitted by Section 1701.13 of the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  NINTH: From time to time any of the provisions of the Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the General Corporation Law and the laws of the State of Ohio at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the corporation by the Articles of Incorporation are granted subject to the provisions of this Article TENTH.

Signed on December 29, 1977.

                                               /s/ Richard Shoop
                                               --------------------------------
                                               Richard Shoop, M.D.

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                            CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF

                  EMERGENCY PROFESSIONAL SERVICES OF OHIO, INC.

         The undersigned, being the president and secretary of Emergency Professional Services of Ohio, Inc., an Ohio corporation, hereby certifies that, by action taken without a meeting on February 1, 1979 the shareholder adopted a resolution amending the Articles of Incorporation as follows:

                  RESOLVED that the Articles of Incorporation of Emergency Professional Services of Ohio, Inc. be amended so that Article Second shall read as follows:

                           SECOND. The place in Ohio where its principal office is to be located is City of Lakewood, County of Cuyahoga.

                                                    /s/ Richard
                                                    _________________________
                                                            President

/s/
____________________________
         Secretary
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                            CERTIFICATE OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                  EMERGENCY PROFESSIONAL SERVICES OF OHIO, INC.

For Profit                                                   Charter No.  511318

         THOMAS G. LEMKE, President and G. MALCOLM HOPE, Secretary, of Emergency Professional Services of Ohio, Inc. (the "Company"), an Ohio corporation, do hereby certify that the following amendment to the Articles of Incorporation of said Company was duly authorized by unanimous written consent of all the shareholders of the Company, without a meeting, dated February 15, 1981:

         "RESOLVED: That Article Fourth of the Articles of Incorporation of this Company be and the same is hereby amended so that, as amended, it shall read as follows:

         FOURTH. The authorized number of shares of the corporation is 500, all of which are common shares, $.01 per value.

                  Each of the issued and outstanding units of 37.5 common shares, $.01 par value heretofore authorized is hereby changed into three (3) common shares of the corporation. Said change shall become effective as to shareholders of record on February 1, 1981. Any issued and outstanding units of less than 37.5 common shares, $.01 par value shall remain unchanged.
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         IN WITNESS WHEREOF, said Thomas G. Lemke, President, and G. Malcolm
Hope, Secretary, of Emergency Professional Services of Ohio, Inc., for and on behalf of said Company have hereunto subscribed their names this 5th day of March, 1981.

                                             /s/ Thomas G. Lemke
                                             ___________________________________
                                                  Thomas G. Lemke, President

                                             /s/ G. Malcolm Hope
                                             ___________________________________
                                                  G. Malcolm Hope, Secretary

                                       -2-
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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                  EMERGENCY PROFESSIONAL SERVICES OF OHIO, INC.

                  James J. Rybak, President, and Michael C. Thomas, Secretary, of Emergency Professional Services of Ohio, Inc., an Ohio corporation (the "Corporation"), with its principal office located in Middleburg Heights, Ohio, do hereby certify that all the Shareholders of the Corporation, present at the May 12, 1988 Annual Meeting unanimously approved and adopted the following resolutions:

                  RESOLVED: That Article SECOND of the Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

                  "SECOND. The place in the State of Ohio where the principal office of the corporation is located is the City of Middleburg Heights, County of Cuyahoga."

                  RESOLVED FURTHER: That the President and the Secretary of the Corporation are hereby authorized and directed to execute and file in the office of the Secretary of State of Ohio an appropriate Certificate of Amendment in order to carry out the intent and purposes of the preceding resolution and render effective said Amendment to the Articles of Incorporation.

                  IN WITNESS WHEREOF, said James J. Rybak, President and Michael
                  C. Thomas, Secretary, acting for and on behalf of the Corporation, have hereunto subscribed their names this 12th day of May, 1988.

                  EMERGENCY PROFESSIONAL SERVICES OF OHIO, INC.

                  By:  /s/ James J. Rybak
                       _________________________________________________
                       James J. Rybak, President

                  And: /s/ Michael C. Thomas
                       __________________________________________________
                       Michael C. Thomas, Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                  EMERGENCY PROFESSIONAL SERVICES OF OHIO, INC.

                  James J. Rybak, President, and Michael C. Thomas, Secretary, of Emergency Professional Services of Ohio, Inc. (the "Corporation"), with its principle office located in Middleburg Heights, Ohio, do hereby certify that all of the Shareholders of the Corporation present at the May 17, 1990 Annual Meeting of Shareholders unanimously approved and adopted the following resolutions:

                  RESOLVED: That Article FIRST of the Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

                  "FIRST: The name of the corporation is Emergency Professional Services, Inc."

                  RESOLVED FURTHER: That the President and the Secretary of the Corporation are hereby authorized and directed to execute and file in the office of the Secretary of State of Ohio an appropriate Certificate of Amendment in order to carry out the intent and purposes of the preceding resolution and render effective said Amendment to the Articles of Incorporation.

         IN WITNESS WHEREOF, said James J. Rybak, President, and Michael C. Thomas, Secretary, have hereunto subscribed their names this 17th day of May, 1990.

                                    EMERGENCY PROFESSIONAL SERVICES OF
                                    OHIO, INC.

                                    By: /s/ James J. Rybak
                                        ___________________________________
                                        James J. Rybak, President

                                    By: /s/ Michael C. Thomas
                                        ___________________________________
                                        Michael C. Thomas, Secretary

                             CERTIFICATE OF MERGER

I.       SURVIVING ENTITY

         A. The name of the entity surviving the merger is: Emergency Professional Services, Inc.

         B.       Name change:

         C.       The surviving entity is a:  Domestic (Ohio) corporation

II.      Merging Entities

         The name, type or entity, and state/country of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows:

         EPS Merger Corporation             Delaware          Corporation

III.     Merger Agreement on File

         The name and mailing address of the person or entity from whom which eligible persons may obtain a copy of the agreement of merger upon written request:

         Emergency Professional Services, Inc.
         7123 Pearl Road, Suite 201
         Middleburg Hts., Ohio  44130

IV.      EFFECTIVE DATE OF MERGER

         This merger is to be effective:

         On ______________ (if a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of the merger).

V.       MERGER AUTHORIZED

         The laws of the state or country under which each constituent entity exists, permits this merger.

         This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.      STATUTORY AGENT

         The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

         Name                              Address


______________________  ____________________________________________________
                           (complete street address)

                        ____________________________________________________
                           (city, village or township)    (zip code)

(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct or transact business in the State of Ohio)

         ACCEPTANCE OF AGENT

         The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.


                        ____________________________________________________
                         Signature of Agent

(The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the named agent differs in any way from the name reflected on the Secretary of State's records.)

VII.     STATEMENT OF MERGER

         Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII.    AMENDMENTS

         The Articles of incorporation, articles of organization or certificate of limited partnership (strike the inapplicable terms) of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A".

         (Please note that any amendments to articles of incorporation, articles of organization or to a certificate of limited partnership MUST be attached if the surviving entity is a DOMESTIC corporation, limited liability company, or limited partnership.)

IX.      QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

         A. The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio. The name and complete address of the statutory agent is:


______________________  ____________________________________________________
(name)                          (street and number)

____________________________________________________, Ohio _________________
(city, village or township)                                (zip code)

         The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability company or limited partnership fails to designate another agent when required to do so, or if the corporation's, limited liability company's, or limited partnership's license or registration to do business in Ohio expires or is cancelled.

         B. The qualifying entity also states as follows: (complete only if applicable)

         1.  FOREIGN QUALIFYING LIMITED LIABILITY COMPANY
             (If the qualifying entity is a foreign limited liability company, the following information must be completed)

             a. The name of the limited liability company in its state of organization/registration is ___________________________________

                ________________________________________________________________

             b. The name under which the limited liability company desires to transact business in Ohio is ___________________________________

             c. The limited liability company was organized or registered on
                _____________________________________ under the laws of the
                month               day       year

                state/country of _______________________________________________

             d. The address to which interested persons may direct request for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is:

                ________________________________________________________________

                ________________________________________________________________

         2.  FOREIGN QUALIFYING LIMITED PARTNERSHIP
             (If the qualifying entity is foreign limited partnership, the following information must be completed)

             a. The name of limited partnership is _____________________________

                ________________________________________________________________

             b. The limited partnership was formed on __________________________
                                                        month      day     year
                under the laws of the state/country of _________________________

             c. The address of the office of the limited partnership in its state/country of organization is ______________________________

                ________________________________________________________________

             d. The limited partnership's principal office address is __________

                ________________________________________________________________

             e. The names and business or residence addresses of the GENERAL partners of the partnership are as follows:

                Name                          Address
                ________________________________________________________________

                ________________________________________________________________

                ________________________________________________________________

                (If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

             f. The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

                ________________________________________________________________

                ________________________________________________________________

                The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is cancelled or withdrawn.


         The undersigned, (illegible) entities have caused this certificate of merger to be (illegible) duly authorized officers, partners and representatives on the dates stated below.

         Emergency Professional Services, Inc.      EPS Merger Corporation

         By:  /s/                                   By:  /s/ Harold O.
              -----------------------                    -----------------------
         Its: President                             Its: Vice President



         Emergency Professional Services, Inc.      EPS Merger Corporation

         By:  /s/ Michael Hatcher                   By:  /s/
              -----------------------                    -----------------------
         Its: Secretary                             Its: Secretary

                            CERTIFICATE TO AMEND THE

                            ARTICLES OF INCORPORATION

                                       OF

                      EMERGENCY PROFESSIONAL SERVICES, INC.

         The undersigned officer of Emergency Professional Services, Inc. (the "Corporation"), does hereby certify that the following resolutions amending the Articles of Incorporation of the Corporation were duly adopted in a writing effective September 15, 1996, signed by the sole shareholder who would be entitled to notice of a meeting held for such purpose.

         WHEREAS, the Corporation has changed its corporate structure from a professional corporation duly formed under Chapter 1785 of the Ohio Revised Code to a for profit corporation organized according to the provisions of Chapter 1701 of the Ohio Revised Code; and

         WHEREAS, the Corporation desires to formally amend its Articles of Incorporation to reflect the change in corporate structure; be it therefor

         RESOLVED, that the initial paragraph of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                  "The undersigned, for purposes of forming a corporation for profit in accordance with Chapter 1701 of the Ohio Revised Code, does hereby state the following:"

         RESOLVED FURTHER, that the President, Vice President, Secretary, Treasurer, or other appropriate officers are authorized and directed to certify adoption of the foregoing resolution, to file such certificate with the Secretary of State, and to take all action necessary to effect the foregoing amendment of the Articles of Incorporation.

Dated:  9/30, 1997                         Emergency Professional Services, Inc.

                                           By:  /s/
                                                ___________________________

                                           Its: president


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